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                                                                  Exhibit 99.A3b

                                                        Non-GA Agent
                                                        September 8, 1986
                                                        Draft # 2  LDASA

                             AGENT SALES AGREEMENT

     THIS AGREEMENT, Made this ______ day of _______________, 19 ____, by and between MIMLIC Sales Corporation, a Minnesota corporation (the "Underwriter," "we," "us," "our"), having its principal office at 400 North Robert Street, St. Paul, Minnesota 55101-2098, and ________________________ (the "Agent," "you,"
"your").

     WHEREAS, the Underwriter has entered into a Distribution Agreement relating to variable adjustable life insurance policies (the "policies") participating in the Minnesota Mutual Variable Life Account (the "Variable Life Account"), a registered separate account of the Minnesota Mutual Life Insurance Company ("Minnesota Mutual"), under which the Underwriter was engaged and agreed to act a principal underwriter in the sale and distribution of the policies to the public; and

     WHEREAS, the Underwriter has entered into a Distribution Agreement relating to variable annuity contracts ("contracts") participating in Minnesota Mutual Variable Fund D and Minnesota Mutual Variable Annuity Account, each a registered separate account of The Minnesota Mutual Life Insurance Company (the "Separate Accounts"), under which the Underwriter was engaged and agreed to act as principal underwriter in the sale and distribution of the contracts to the public;

     WHEREAS, the Agent is a registered representative of the Underwriter; and

     WHEREAS, the Underwriter desires that the Agent participate in the sale and distribution of those policies and contracts to the public;

     NOW THEREFORE, the Underwriter hereby appoints Agent as its registered representative for the solicitation, sale and distribution of the policies and contracts to the public, subject to the following terms and conditions.

     1. Acceptance and Subscriptions. Applications solicited by you will be accepted by Minnesota Mutual only on the terms which are set forth in the then current Prospectus (and/or Statement of Additional Information, if any) of the Variable Life Account or the Separate Accounts.

     2. Agent Commission. You will receive a commission for each sale. Commissions shall be paid directly to you by Minnesota Mutual as compensation for the sale of the policies and contract. The amount of commission which may be payable to you and the terms and conditions of commission payments are described in your contract with Minnesota Mutual and that agreement alone will govern such payments. We will not be responsible for commission payments and you agree to look solely to Minnesota Mutual for those payments. Minnesota Mutual shall be responsible for those books and records as may be required to calculate and evidence its payments under the Agent's Contract to you. If there is a dispute, those records will control in every instance.
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     3.  Purchase Payments and Premiums.  Purchase payments for contracts and premiums and nonrepeating premiums for the policies shall be treated, and net premiums shall be allocated, as described in the appropriate current Prospectus (and/or Statement of Additional Information, if any) of the Separate Accounts or of the Variable Life Account and as instructed from time to time by us. You must promptly forward all purchase payments and premiums to Minnesota Mutual when you receive them. There shall be no postponement in the forwarding of these amounts.

     All monies or other settlements received by the Agent for or on behalf of Minnesota Mutual shall be received by the Agent in a fiduciary capacity in trust for Minnesota Mutual and shall be immediately transmitted to us. In no event shall you commingle such monies with other funds. You shall keep correct accounts and records of all business transacted and monies collected for us to the extent required by us or by Minnesota Mutual. Your accounts and records shall be open at all times to inspection and examination by us or by Minnesota Mutual. All accounts, records and any supplies furnished to you by us shall remain our property. You will promptly return our property to us when we ask you to return it to us.

     4. Failure of Order. We reserve the right at any time to refuse to accept and approve any application for any policy or contract obtained by you. We also reserve the right to settle any claims against either us or Minnesota Mutual arising from the sale of the policies or contracts by you and to refund, without your consent, all monies received in connection with any application for a policy or contract.

     5. General. You are not permitted to sell any securities or to provide any services not approved in writing by us. You cannot charge for services relating to financial planning or the giving of financial or investment advice. In soliciting applications for the policies or contracts, you shall act as an independent contractor with respect to us. Nothing herein shall make you our partner, or a partner of any other registered representative or broker-dealer. None of them shall be liable for your obligations. You understand that you have no authority to incur any expenses or obligations in our name. You agree to indemnify and save us harmless from any and all expenses, liabilities, costs, causes of action, attorneys' fees and damages resulting from or growing out of any action, conduct or representation made by you or for which you are responsible. You agree to pay all expenses which you incur in connection with your solicitation, sale or servicing of the policies and contracts. The right given to you to solicit, sell and distribute the policies and contracts is not exclusive, we reserve the right to engage other registered representatives and/or broker-dealers to participate in the solicitation, sale and distribution of the policies and contracts. The terms and conditions of these other agreements may differ from the terms and conditions of this Agreement.

     6. Agent's Undertakings. No person is authorized to make any representation concerning the policies and contracts except those contained in the appropriate current Prospectus (and/or Statement of Additional Information, if any). You will not solicit, sell or service a policy or contract unless the appropriate current Prospectus is furnished to the purchaser prior to the offer and sale. We will furnish you with sales literature. You must not use any supplemental sales literature of any kind without our prior written approval. In offering and selling the policies or contracts, you will rely solely on the representations contained in the appropriate current Prospectus (and/or Statement of Additional Information, if any). In offering and selling the policies and contract, you will comply with all
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applicable state and federal laws and regulations, all applicable rules of the
National Association of Securities Dealers, Inc. (the "NASD") and all our applicable rules and regulations. You will give us prompt notice of any suspension, revocation, cancellation or other impairment of your registration, license or qualification to sell the policies or contracts and your authority under this Agreement shall then terminate as provided in Section 8.

     7. Assignment and Termination. This Agreement may not be assigned by you without our express written consent.

     8. Termination. Either you or we may terminate this Agreement at any time upon giving written notice to the other party. This Agreement shall automatically terminate in the event of (a) the suspension, revocation, cancellation or other impairment of your registration, license or authority to solicit, offer or sell the policies and contracts is suspended, revoked, cancelled or impaired in any manner at any time by the NASD or by any federal, state, district or other authority, with the NASD, (b) the termination of your association with us, (c) the termination of your Agents' Contract with Minnesota Mutual or (d) your death or incapacity.

     9. Legal Proceedings. You have no right to start any legal proceedings on our behalf or in our name. If we are sued because of any unauthorized action or statement by you, you then agree to indemnify and save us harmless from any judgments, settlements, attorneys' fees and other expenses.

     10. Notice. Any notice required under the contract may be given in person or by mail directed to the last known address of the other party.

     11. Waiver. We may choose from time to time not to enforce a provision of the contract or one of our rules. This does not mean we have waived the right to enforce it in the future. Also, it does not mean that we ratify or consent to those actions of yours which were not in accord with the contract or with our rules.

     12. Amendment. This Agreement may not be amended except by written agreement executed by you and us.

     13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

                                    AGENT:

                                    ____________________________________
                                    (Name)

                                    ____________________________________
                                    (Tax Identification Number)

                                    ____________________________________
                                    (Street Address)
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                                            ____________________________________
                                            (City)          (State)       (Zip)

Date of offer:____________________, 198___

Accepted by MIMLIC Sales Corporation

By________________________________

Its ________________________________

Date of Acceptance: _____________,  198___